Exhibit 4.9

FIRST AMENDMENT TO REVOLVING CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO REVOLVING CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into as of June 13, 2022 (the “Effective Date”), by and between FREECAST, INC. (“Borrower”) and NEXTELLIGENCE, INC. (together with successors and assigns, “Lender”). Borrower and Lender are referred to herein as the “Parties,” and each, a “Party.”

R E C I T A L S:

WHEREAS, Borrower executed a Revolving Convertible Promissory Note in favor of Lender in the principal amount of up to $2,500,000, dated June 30, 2021 (the “Existing Note”);

WHEREAS, Borrower has requested and Lender has agreed to, among other things, amend the terms and conditions of the Existing Note pursuant to the terms and conditions of this Amendment; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Existing Note.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to the Existing Note. As of the Effective Date, the Existing Note is hereby amended or modified by:

Deleting the first paragraph in its entirety and replacing it with the following:

“FOR VALUE RECEIVED, the undersigned FREECAST, INC. (“Maker”) hereby promises to pay to the order of NEXTELLIGENCE, INC. (“Payee”) at such place as Payee may designate from time to time in writing to Maker, in immediately available funds of official currency of the United States, the aggregate principal amount as may be outstanding hereunder from time to time not to exceed Six Million and 00/100 Dollars ($6,000,000), together with interest thereon from the date of this Revolving Convertible Promissory Note (this “Note”), as provided herein.”

2. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Note are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Note or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Note to “this Note,” “the Note,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Note as amended by this Amendment.

3. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by e-mail transmission (as a .pdf, .tif, or similar attachment) and upon such delivery the .pdf, .tif, or similar signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment to Revolving Convertible Promissory Note on and as of the Effective Date.

BORROWER:

FreeCast, Inc.

By:	/s/ Jonathan Morris
Jonathan Morris, CFO

Agreed to and accepted: LENDER:

Nextelligence, Inc.

By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., President

FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY LAW IN THE AMOUNT OF $2,450 WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THE EXISTING NOTE HAS BEEN PREVIOUSLY PAID. NO ADDITIONAL DOCUMENTARY STAMP TAX IS DUE IN CONNECTION HEREWITH.